EXHIBIT 10.1

CONVERTIBLE SECURED PROMISSORY NOTE

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED CONVERTIBLE PROMISSORY NOTE

No. __

$215,000	June 14, 2013

FOR VALUE RECEIVED, VINYL PRODUCTS, INC., a Nevada corporation (together with its successors, the “Company”), promises to pay to the order of Investor or its registered assigns (“Holder”), the principal sum of $215,000, with interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 10.0% per annum from the date hereof until the Maturity Date or the earlier repayment of this Note. Accrued interest on the unpaid principal balance hereof shall be payable on the Maturity Date or upon the earlier repayment of this Note. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

1.          Notes Issued. This Note is one of a series of notes (the “Notes”) issued pursuant to a Note Purchase Agreement between the Company and Holder of even date herewith having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company which shall not exceed $500,000 in aggregate principal amount. The Notes shall rank equally without preference or priority of any kind over one another, and all payments of principal with respect to any of the Notes (including prepayments as provided herein) shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

2.          Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all accrued interest shall become fully due and payable on the earlier of the (i) December 31, 2014, or (ii) acceleration of the maturity of this Note by Holder upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”).

3.          Ranking. This Note constitutes secured indebtedness of the Company as provided in the Security Agreement, dated as of JUNE 14, 2013, between the Company and the Holder (the “Security Agreement”). The Company shall not issue any security senior to or pari passu with this Note without the written consent of Holders holding a majority in interest of the Notes measured by outstanding principal amount.

4.          Payments.

4.1           Form of Payment. All payments of principal and accrued interest (other than payment by way of conversion) shall be made by check in lawful money of the United States of America to Holder, at the address specified on the signature page hereof, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. Alternatively, payment of the of principal and accrued interest of this Note may be made by electronic wire transfer in accordance with instructions provided by the Holder to the Company with at least five business days’ prior notice.

4.2           Obligation to Make Payment. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

4.3           Prepayment. The Company may prepay all or any portion of the principal amount under this Note upon 30 days advance written notice to the Holder, without penalty.

5.          Repayment Upon Maturity. In the event that any indebtedness under this Note remains outstanding on the Maturity Date, then all outstanding indebtedness under this Note shall become immediately due and payable on such date.

6.          Conversion.

6.1           Optional Conversion by Holder. The outstanding principal and accrued interest of this Note may be converted into shares of the Company’s Common Stock (“Conversion Shares”) at $1.00 per share (the “Conversion Price”) at the option of Holder, at any time with written notice to the Company in accordance with the procedures in Section 7 hereof.

6.2           Mandatory Conversion. This Note and the Notes shall automatically convert, without any further action by the Company, Holder or other parties, immediately upon the occurrence of any of the following events:

(a)          Ten (10) calendar days after delivery by the Company of written notice to the Holders that the Company elects to convert all, but not less than all, of the principal amount and accrued interest of this Note and the Notes into Conversion Shares at the then Conversion Price, provided that the Company has raised equity or equity derivative financing for itself or any subsidiary entity or entities in the gross amount of not less than $1,500,000 (a “Qualified Financing”), or

(b)          Written notice by the Company to the Holders that Holders of a majority in interest of the Notes have elected in writing to convert their Notes into Conversion Shares.

6.3           Conversion Limits. Notwithstanding anything to the contrary in this Section 6, no conversion shall be required if (i) the Conversion Shares are not then eligible to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”) without regard to any volume or public information limitation (unless the Conversion Shares have been registered as provided in Section 6.4 hereof), (ii) as a result of the conversion, a Holder would own more than 4.99% of the then issued and outstanding shares of Common Stock of the Company, or (iii) the Company is not then current with all of its filings with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

6.4           Ancillary Agreements. In connection with any conversion of this Note, Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by Holder, including without limitation, a stock purchase agreement, thereby agreeing to be bound by all obligations and receive all rights thereunder.

6.5           Adjustment of Conversion Price Upon Issuance of Stock for Less than Conversion Price.

Issuance of Shares of Common Stock. In case after the date hereof, the Company shall issue any shares of Common Stock, except as set forth in Section 6.6, at a price per share less than the Conversion Price (as then in effect) (a “Dilutive Issuance”), then in each such event the Conversion Price shall be adjusted downward as determined by the following formula:

A	=	B	x	TA + C
TA + NEW

where:	A =	the adjusted Conversion Price;

	B =	the Conversion Price prior to adjustment;

	TA =	the total number of shares of Common Stock outstanding on the applicable date, including all shares of Common Stock issuable upon exercise, conversion or exchange of Convertible Securities outstanding on such date, whether or not exercisable, convertible or exchangeable on such date (“Outstanding Common Equivalent Shares”);

	C =	the number of shares of Common Stock which the aggregate purchase price received by the Company (including the maximum amount it may potentially receive) in the Dilutive Issuance, would purchase at the Conversion Price;

	NEW =	the total number of new shares of Common Stock actually issued or issuable in the applicable Dilutive Issuance.

No adjustment to the Conversion Price shall be made as the result of the issuance of Common Stock if the Company receives written notice from the Holders of at least a majority in interest of the Notes agreeing that no such adjustment shall be made as the result of the issuance of such additional shares of Common Stock

Issuance of Convertible Securities. In case after the date hereof, the Company shall issue any Convertible Securities and the minimum price per share for which shares of Common Stock are issuable pursuant to such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the issuance of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise or conversion of all of such Convertible Securities shall be deemed to be outstanding and to have been issued or sold for purposes of Section 6.5(a) hereof for the minimum price per share as so determined.

For purposes of the foregoing, the “the minimum price per share for which shares of Common Stock are issuable pursuant to such Convertible Securities” shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise or conversion of such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise or conversion of all of such Convertible Securities.

Subject to the following, no further adjustment of the number of Conversion Shares or Conversion Price shall be made upon the actual issuance of shares of Common Stock so deemed to have been issued. Upon the expiration or termination of the exercise or conversion privileges of Convertible Securities for which any adjustment was made pursuant to this Section 6, or if the price payable upon exercise or conversion or the rate of conversion of any such Convertible Securities shall change at any time, then the Conversion Price shall be readjusted, and shall thereafter be such number and price as would have prevailed had the Conversion Price been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the shares of Common Stock, if any, actually issued upon the exercise or conversion of such Convertible Securities and (B) the consideration actually received by the Company upon such exercise or conversion plus the consideration, if any, actually received by the Company for the issuance of Convertible Securities. No such readjustment shall have the effect of decreasing the number of Conversion Shares or increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made for the issuance of such Convertible Securities.

6.6           Dilutive Issuance Exceptions. The following issuances of Common Stock shall be exempt from this Section 6, and the issuance thereof shall not cause any adjustment to the Conversion Price:

(a)          shares of Common Stock, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

(b)          shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(c)          shares of Common Stock or convertible securities actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security;

(d)          shares of Common Stock, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(e)          shares of Common Stock, options or convertible securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(f)          shares of Common Stock, options or convertible securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company;

(g)          shares of Common Stock, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

6.7           Piggyback Registration Rights. If the Company, at any time registers (the “Registration”) any of its securities under the Securities Act, other than by way of SEC Forms S-4 or S-8, or any successor form to either, whether or not for its own account, the Company shall give prompt written notice thereof to the Holder and, if the Holder shall so request in writing within 10 days after receipt of any such notice, the Company shall include in each Registration all Conversion Shares the Holder so requests to be registered thereunder.

Notwithstanding the foregoing, the Company shall not be required to include in the Registration any Conversion Shares that are then eligible for sale under Rule 144 promulgated under the Securities Act without regard to any volume or public information limitations.

All costs and expenses incident to the Company’s registration of securities under the Securities Act, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company, shall, to the extent permitted by applicable federal and state securities laws, rules and regulations, be borne by the Company.

If the Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the Registration exceeds the number which can be sold in such offering, the Company will include in such Registration only so many of the Holder’s Conversion Shares as the managing underwriter shall permit. Any Conversion Shares not so registered shall be registered in the next Registration.

If the Conversion Shares are included in a Registration effected pursuant to the terms hereof, the Company shall indemnify and hold harmless the Holder, to the extent permitted by law, from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees except as limited hereinafter insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue or allegedly untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein or by the Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments thereof or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify each underwriter, its officers and directors and each person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder. The indemnifying disbursements required by this paragraph will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

If the Conversion Shares are included in a Registration, the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, the Holder shall indemnify and hold harmless the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act), from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees except as limited in the following paragraph) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder and, furthermore, that the amount payable in connection with such indemnification shall not exceed the net proceeds received by the Holder for the Conversion Shares owned by him and included in such Registration.

Any person entitled to indemnification will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless, in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

The indemnification provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Conversion Shares. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. If all or any part of the Conversion Shares are included in a Registration covered hereunder, the Holder shall enter into such agreements and shall provide the Company with such information in connection with the Registration as shall be reasonably requested by the Company and as shall be necessary to comply with federal and state securities laws.

7.          Conversion Mechanics. The following applies to any conversion of this Note into Conversion Shares:

7.1           Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder a certificate or certificates representing the number of Conversion Shares (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as Holder has specified.

7.2           No Fractional Shares. If any fractional Conversion Share would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the Conversion Price.

8.          Covenants. The Company agrees that it shall be bound by the following covenants, for as long as this Note remains outstanding:

8.1           Use of Proceeds. The Company will utilize the proceeds of the loan evidenced by the Notes substantially for the purpose of purchasing equity in CrowdCube Ltd. (UK), for the down payment of the U.S. license for CrowdCube (UK) platform, and for working capital purposes.

8.2           Performance Shares. The Company shall take all actions necessary and appropriate to issue 3,000,000 shares to its management and consultants, which shares shall be restricted and non-marketable by such recipients until and unless certain milestones are achieved by these persons by June 30, 2018, including any of the following: (a) the onboarding of no less than 500,000 qualified investors onto the CC Alliance aggregate membership system; (b) the completion of 500 qualified deals with gross proceeds in excess of $100,000; or (c) the shares of common stock of the Company trade at or above $3.00 per share (as adjusted for stock splits, recapitalization or similar transactions) based on the closing prices for any 20 consecutive trading day period. After June 30, 2018, if none of the milestones are met, the Company shall have the right to repurchase the foregoing performance shares for nominal consideration.

8.3           Business Restructuring. The Company will use its best efforts to enter into and consummate a corporate transaction in which its transportation business will be sold, transferred, or otherwise disposed of in exchange for the cancellation of a number of shares which is not less than 85% of the outstanding shares of capital stock of the Company outstanding on the date hereof (prior to the date of the Note Purchase Agreement (“Note Purchase Agreement”) under which this Note was originally issued (“Original Issuance Date”)).

8.4           Covenant Not to Issue Shares. Without the prior written approval of Holders of a majority in interest under the Notes, the Company will not issue or reserve for issuance additional equity securities except for or pursuant to: (a) bona fide capital raising transactions, (b) acquisitions or strategic transactions (c) payment in lieu of cash for services rendered under employment and consulting agreements, (d) investor relations consulting services, (e) incentive compensation arrangements with key personnel, and (f) the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, including the Securities contemplated hereunder. Notwithstanding the foregoing, the covenant in this Section 8.4 shall no longer apply in the event that the total principal and unpaid interest owed by the Company under outstanding Notes is less than 50 percent of the original principal amount of said Notes.

8.5           No Dividends. Until such time as the total principal and unpaid interest owed by the Company under outstanding Notes is less than 50 percent of the original principal amount of the Notes, without the prior written consent of Holders of a majority in interest of the Notes the Company shall not pay any dividend (in cash or in stock) or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares.

9.          Default.

9.1           Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:

(a)          any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise;

(b)          the Company’s failure to observe or perform any covenant, obligation or agreement under this Note, the Note Purchase Agreement or the Security Agreement, and such failure shall continue uncured for a period of thirty (30) days after the Company knew of the event or circumstances giving rise to such failure;

(c)          any representation, warranty or covenant made by the Company herein, in Section 4 of the Note Purchase Agreement or in the Security Agreement shall prove to have been false or incorrect in any material respect on the date or dates as of which made (a “Representation Default”) and, to the extent the event or circumstances giving rise to such Representation Default may be cured such that the Representation Default would no longer exist, such Representation Default shall continue uncured for a period of thirty (30) days after the Company knew of the event or circumstances giving rise to such Representation Default;

(d)          A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(e)          the Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (iii) make an assignment for the benefit of creditors, (iv)  fail generally or admit in writing to its inability to pay its debts as they become due, (v) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code; or

(f)          the Company shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this Section 9.1.

9.2           Consequences of Events of Default.

(a)          If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, Holder may, upon notice or demand, declare the outstanding indebtedness under this Note to be due and payable, whereupon the outstanding indebtedness under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such indebtedness. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all indebtedness under this Note shall automatically be due immediately without notice of any kind. The Company agrees to pay Holder all out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including attorneys’ fees.

(b)          Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

(c)          Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

10.         Lost, Stolen, Destroyed or Mutilated Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

11.         Termination. This Note shall be deemed terminated upon repayment of the Company of the amounts due hereunder in full, of the conversion of the principal and interest under this Note into Common Stock pursuant to Section 6.

12.         Governing Law. This Note has been negotiated and consummated in the State of California and shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state or federal courts located in Los Angeles County in the State of California, and the Company and the Holder by his acceptance hereof agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF LOS ANGELES, AND ACCORDINGLY, THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

13.         Amendment and Waiver. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holders holding a majority in interest of the Notes measured by outstanding principal amount, except that no such amendment or waiver shall be effective unless consented to by all Holders if such amendment or waiver would (a) modify this Section 13 or subject any Holder to any additional obligations, (b) reduce any amounts payable to a Holder hereunder, extend the Maturity Date or reduce the principal amount of this Note, (c) increase the conversion price of this Note, (d) affect the ranking of this Note in a manner adverse to Holder, or (e) make this Note payable in money other than that stated in this Note. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon the Company and all Holders.

14.         Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with the Note Purchase Agreement.

15.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

16.         Negotiation; Assignment. This Note is non-negotiable. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Holder without the prior written consent of Company. The Company shall not assign any of its obligations under this Note without the prior written consent of the Holder.

17.         Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

18.         Entire Instrument. This Note, together with the other Notes, the Note Purchase Agreement, the Security Agreement, and the attachments thereto, set forth the entire understanding of the parties with respect to the subject matter thereof, and supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by the party intended to be bound thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officer, thereunto duly authorized as of the date first above written.

VINYL PRODUCTS, INC.

By:
Keith Moore
Treasurer

Date:	June 15, 2013

VINYL PRODUCTS, INC.

AMENDMENT #1 to

SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment #1 to the Vinyl Products Secured Convertible Promissory Note dated June 14, 2013 (this “Amendment”) is entered into by and between Vinyl Products, Inc. (the “Company”), and the note holders listed on the signature page attached (collectively the “Holders”).

WHEREAS, on June 14, 2013, the Company issued to the Holders and other investors certain Secured Convertible Promissory Notes in the amount of $215,000 (the “Notes”).

WHEREAS, the Company and the Holders desire to amend the Notes.

NOW THEREFORE, in consideration of the premises and of the mutual conditions and agreements contained herein, the parties agree as follows:

1.	Section 6.5 of the Notes shall be waived in its entirety.

2.	All other terms and provisions of the Notes remain unchanged.

3.	Full Force and Effect; Conflicts; Governing Law. The Notes, as amended hereby, shall remain in full force and effect. In the event of a conflict between the Notes and this Amendment, this Amendment shall control to the extent of the conflict. This Amendment shall be governed by the laws of the State of California, without references to conflict of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to Notes to be duly executed and duly authorized.

Vinyl Products, Inc.

_____________________

Keith Moore

Treasurer

_____________________

Holders